SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                              Act of 1934
                           (Amendment No. )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Paragraph 240.14a-11(c) or
Paragraph 240.14a-12


                    AMERICAN WOODMARK CORPORATION.
           (Name of Registrant as Specified In Its Charter)

                     AMERICAN WOODMARK CORPORATION
              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.
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      and 0-11.

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[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date
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
[DESCRIPTION]   American Woodmark Corporation logo is shown here.

                       3102 Shawnee Drive
                  Winchester, Virginia  22601

            Notice of Annual Meeting of Shareholders


TO THE SHAREHOLDERS OF
AMERICAN WOODMARK CORPORATION:

     The Annual Meeting of Shareholders ("Annual Meeting") of American Woodmark Corporation (the "Company") will be held at Piper's at Creekside, Route 11 South, Winchester, Virginia, on Tuesday, August 24, 1999 at 9:00 a.m., Eastern Daylight Time, for the following purposes:

     1.   To elect nine directors to serve for the ensuing year;

     2. To ratify the selection by the Board of Directors of Ernst & Young LLP as independent certified public accountants of the Company for the fiscal year ending April 30, 2000;

     3. To consider and vote upon the First Amendment to the Company's Shareholder Value Plan for Employees;

     4. To consider and vote upon the Company's 1999 Stock Option Plan for Employees; and

     5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only shareholders of record of shares of the Company's
Common Stock at the close of business on June 28, 1999 will be entitled to vote at the Annual Meeting or any adjournments thereof.

     Regardless of whether or not you plan to attend the Annual Meeting, please complete the enclosed proxy, including signature and date, and promptly return in the enclosed envelope. If for any reason you desire to revoke your proxy, you may do so at anytime before it is voted.

     All shareholders are cordially invited to attend the Annual Meeting.

                         By Order of the Board of Directors


                         KENT B. GUICHARD
                         Secretary
July 19, 1999

                 AMERICAN WOODMARK CORPORATION
                       3102 Shawnee Drive
                   Winchester, Virginia 22601

                        Proxy Statement

           Voting Rights, Procedures and Solicitation

    This Proxy Statement, mailed to shareholders on or about July 19, 1999, is furnished in connection with the solicitation by American Woodmark Corporation (the "Company") of proxies in the accompanying form for use at the Annual Meeting of Shareholders to be held on August 24, 1999, and at any adjournments thereof. A copy of the annual report of the Company for the fiscal year ended April 30, 1999 is being mailed to you with this Proxy Statement.

    In addition to the solicitation of proxies by mail, the Company's officers and other employees, without compensation, may solicit proxies by telephone, telegraph and personal interview. The Company will bear the cost of all solicitation.

    On June 28, 1999, the record date for determining the shareholders entitled to vote at the Annual Meeting, there were 7,923,166 shares of Common Stock of the Company outstanding and entitled to vote. Each such share of Common Stock entitles the holder thereof to one vote.

    Any shareholder that provides a proxy may revoke such proxy at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation which bears a later date than the date of the proxy, by duly executing and filing with the Secretary of the Company a later dated proxy relating to the same shares or, by attending the Annual Meeting and voting in person.

    Votes will be tabulated by one or more Representatives of Election. A proxy, if executed and not revoked, will be voted for the election of the nominees for director named herein, for the ratification of Ernst & Young LLP as independent certified public accountants of the Company for fiscal year 2000, for approval of the First Amendment to the Shareholder Value Plan for Employees and for approval of the 1999 Stock Option Plan for Employees, unless such proxy contains specific instructions to the contrary, in which event it will be voted in accordance with such instructions. Abstentions will be considered as votes represented at the Annual Meeting for quorum purposes, but a vote to abstain will not be counted as a vote for or against any of the proposals. Shares held of record by a broker or its nominee (broker non-votes) that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at the meeting. The directors shall be elected by a plurality of the votes cast by the holders of Common Stock entitled to vote at the Annual Meeting, if a quorum is present.

                ITEM 1 - ELECTION OF DIRECTORS

    A Board of nine directors of the Company is to be elected at the Annual Meeting to serve as directors until the next Annual Meeting of Shareholders and until their successors have been elected. Other than Mr. Prillaman and Mr. Hussey, each of the nominees listed below is presently a director of the Company and was elected by shareholders at the last Annual Meeting for a term expiring at the 1999 Annual Meeting. Other nominations may be made from the floor at the Annual Meeting.

    Although the Company anticipates that all of the nominees named below will be able to serve, if at the time of the Annual Meeting any nominees are unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person or persons as the Board of Directors may designate.

    On June 17, 1999 the Board of Directors amended the Bylaws of the Company to provide for a Board of Directors of nine persons. Previously, the Bylaws allowed for only eight persons. The Company has had seven directors since November 1997. The Board of Directors is recommending the nomination of two additional directors at this time. Therefore, no vacancies will exist. Proxies may not be voted for a greater number of persons than the number of nominees named.

                          NOMINEES

                            Principal Occupation(s)
                                     During             Director
                            the Last Five Years and        of
                           Directorship(s) in Public     Company
Name                 Age           Companies              Since
-------------------  --- ------------------------------   -----
William F. Brandt,   53  Company Chairman and             1980
Jr.                      Executive Officer from 1996
                         to present; Company Chairman
                         and Chief Executive Officer
                         from 1995 to 1996; Company
                         Chairman and President from
                         1980 to 1995

Daniel T. Carroll    73  Chairman from 1995 to present    1986
                         and Chairman and President
                         from 1982 to 1995 of the
                         Carroll Group, Inc. (a
                         management consulting firm);
                         Director, Aon Corporation,
                         A.M. Castle & Co., Comshare,
                         Inc.,  Wolverine World Wide,
                         Inc., Woodhead Industries,
                         Inc. and Oshkosh Truck Corp.

C. Anthony           65  Vice Chairman from 1997 to       1987
Wainwright               present of McKinney & Silver
                         (an advertising agency);
                         Chairman from 1995 to 1997 of
                         Harris, Drury, Cohen, Inc.
                         (an advertising agency);
                         Chairman in 1994 of
                         Compton/Saatchi & Saatchi,
                         Inc. (an advertising agency);
                         Director, Gibson Greeting
                         Inc., Del Webb Corp.,
                         Marketing Services Group,
                         Advanced Polymer Systems, and
                         Caribiner International

James J. Gosa        52  Company President and Chief      1995
                         Executive Officer from 1996
                         to present; Company President
                         and Chief Operating Officer
                         from 1995 to 1996; Company
                         Executive Vice President from
                         1993 to 1995

Martha M. Dally      48  Executive Vice President,        1995
                         Personal Products from 1994
                         to present of Sara Lee
                         Corporation (a manufacturer
                         and marketer of consumer
                         products)

                            Principal Occupation(s)
                                     During             Director
                            the Last Five Years and        of
                           Directorship(s) in Public     Company
Name                 Age           Companies              Since
-------------------  --- ------------------------------   -----
Fred S. Grunewald    48  Chairman, President and Chief    1997
                         Executive Officer from 1998
                         to present of Reliant
                         Building Products Inc.(a
                         manufacturer and distributor
                         of vinyl and aluminum
                         windows); President and Chief
                         Operating Officer from 1996
                         to 1998 of Overhead Door
                         Corporation (a manufacturing
                         company); President and
                         General Manager, Home
                         Products from 1994 to 1995 of
                         Rubbermaid, Inc.; Director
                         Work Access Systems and Home
                         Fragerance Holdings

Kent B. Guichard     43  Company Senior Vice President    1997
                         and Chief Financial Officer
                         from 1999 to present; Company
                         Vice President and Chief
                         Financial Officer from 1993
                         to 1999; Corporate Secretary
                         from 1997 to present

Albert L. Prillaman  53  Chairman, Chief Executive          *
                         Officer and President of
                         Stanley Furniture Company,
                         Inc. (a manufacturing
                         company) from 1988 to
                         present; Director BB&T

Kent J. Hussey       52  President and Chief Operating      *
                         Officer from 1998 to present,
                         and Executive Vice President
                         and Chief Financial Officer
                         from 1996 to 1998 of Rayovac
                         Corporation (a manufacturing
                         company); Vice President,
                         Finance and Chief Financial
                         Officer of The Regina Company
                         (a manufacturing company)
                         from 1991 to 1996


    (*) Mr. Prillaman and Mr. Hussey have not previously served on the Board of Directors of the Company.

            PRINCIPAL SHAREHOLDERS OF THE COMPANY

    The following table sets forth information regarding shares of Common Stock beneficially owned as of June 28, 1999 by (i) each person who is known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company,
(iii) each named executive officer (as identified in the Compensation of Executive Officers section of this proxy statement under the heading "Summary Compensation Table"), and (iv) the directors and director nominees and executive officers as a group. Unless otherwise noted, and to the best knowledge of the Company, each individual has sole voting power and sole investment power with respect to the number of shares set forth opposite his or her name. The addresses of each person listed below who owns more than five percent of the outstanding shares of Common Stock are: Mr. William F. Brandt, Jr., 3102 Shawnee Drive, Winchester, Virginia 22601 and Ms. Mary Jo Stout, PO Box 206, Cross Junction, Virginia 22625.

                                           Number of     Aggregate
                                            Shares        Percent
                                          Beneficially       of
Name                                         Owned         Class
----------------------------             -------------   ----------
William F. Brandt, Jr. (1)                 2,211,912        27.9%
Mary Jo Stout (2)                            854,636        10.8
David L. Blount (3)                          169,667         2.1
James J. Gosa (4)                            108,218         1.4
Kent B. Guichard (5)                          34,886          *
Philip S. Walter (6)                          16,523          *
Daniel T. Carroll (7)                         11,700          *
Martha M. Dally (8)                            3,000          *
Fred S. Grunewald (9)                          1,300          *
C. Anthony Wainwright(10)                        999          *
Albert L. Prillaman                               -           *
Kent J. Hussey                                    -           *
All directors and  executive officers as
  a group (twelve persons) (11)            2,578,223        32.5

---------------
*Indicates less than 1%.

(1) Includes 193,600 shares held by Mr. Brandt as trustee for the benefit of his children, 24,994 shares by the Brandt Family Foundation to which Mr. Brandt has shared voting power and dispositive power, and stock options exercisable on June 28, 1999 or within 60 days thereafter by Mr. Brandt for 54,000 shares. Excludes 61,952 shares held by Mr. Brandt's wife as trustee for the benefit of their children.

(2) Includes 20,000 shares held by Ms. Stout as trustee for the benefit of her children, 120,032 shares held by her brother as trustee for the benefit of Ms. Stout, and 8,725 shares by the Holcomb Family Foundation.

(3) Includes 6,923 shares held by the Windcrest Foundation,
 Inc. and stock options exercisable on June 28, 1999 or within 60 days thereafter by Mr. Blount for 47,333 shares.

(4) Includes stock options exercisable on June 28, 1999 or within 60 days thereafter by Mr. Gosa for 85,000 shares.

(5) Includes stock options exercisable on June 28, 1999 or within 60 days thereafter by Mr. Guichard for 25,666 shares.

(6) Includes stock options exercisable on June 28, 1999 or within 60 days thereafter by Mr. Walter for 16,500 shares.

(7) Includes stock options exercisable on June 28, 1999 or within 60 days thereafter by Mr. Carroll for 3,000 shares.

(8)  Includes stock options exercisable on June 28, 1999 or
  within 60 days thereafter by Ms. Dally for 1,333   shares.

(9) Includes stock options exercisable on June 28, 1999 or within 60 days thereafter by Mr. Grunewald for 1,000 shares.

(10) Includes stock options exercisable on June 28, 1999 or within 60 days thereafter by Mr. Wainwright for 999 shares.

(11) Includes stock options exercisable on June 28, 1999 or within 60 days thereafter for the aggregate of all directors and executive officers as a group.


   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities (including Common Stock), to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten percent beneficial owners are required by SEC rules to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

    There were no known failures of any officer, director or greater than ten percent shareholder to file in a timely manner the required reports. In making this statement, the Company has relied on the reports that such persons have filed with the SEC and on their written representations.


         CERTAIN INFORMATION CONCERNING THE
         BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held seven regular meetings during the fiscal year ended April 30, 1999. All of the Board members that were directors during fiscal year 1999 attended at least 75% of the total number of Board meetings and meetings of the committees held during periods during which they were members of the Board or such committees.

Board and Committee Meetings

     The Board of Directors has a Compensation Committee, an Audit Committee and a Governance Committee. The Compensation Committee is composed of Ms. Dally, Mr. Wainwright and Mr. Grunewald. Ms. Dally serves as Chairperson of the Compensation Committee. The Compensation Committee determines awards under and administers the Company's 1996 Stock Option Plan for Employees and the Company's Shareholder Value Plan for Employees. The Committee also reviews the compensation of executive officers of the Company. The Compensation Committee met five times during fiscal year 1999.

     The Audit Committee is composed of Mr. Carroll, Mr. Wainwright and Mr. Grunewald. Mr. Carroll serves as the Chairperson of the Audit Committee. The Audit Committee reviews and reports to the Board with respect to various auditing and accounting matters, including the selection and fees of the Company's independent auditors, the scope of both internal and independent audit procedures, the nature of services to be performed by the independent auditors and the Company's accounting practices. The Audit Committee met three times during fiscal year 1999.

     The Governance Committee is composed of Mr. Brandt, Mr. Gosa and Mr. Carroll. Mr. Brandt serves as Chairperson of the Governance Committee. The Governance Committee is responsible for the recruitment and nomination of new directors, appoints committees and chairs, reviews the performance of each director a minimum of once every three years, reviews the performance of the Board and explores ways to improve the effectiveness of the Board. The Governance Committee met three times during fiscal year 1999. The Governance Committee accepts nominations for new directors from shareholders. Shareholders may recommend nominations from the floor at the Annual Shareholders meeting.


Compensation of the Board

     Non-employee directors receive an annual retainer of $15,000, a $1,000 fee for attendance at each Board meeting and a $500 fee for attendance at each committee meeting. Directors who are also employees of the Company do not receive any compensation for their membership on the Board. The Company bears the cost of all travel expenses associated with each director's performance of his or her responsibilities.

     Each non-employee director automatically receives upon his or her initial election to the Board an option to acquire 1,000 shares of Common Stock under the Company's 1995 Non-Employee Directors Stock Option Plan (the "1995 Directors Plan"). Each year thereafter, eligible directors are automatically granted an option to acquire an additional 1,000 shares of Common Stock. The exercise price for each option granted under the 1995 Directors Plan is 100% of the fair market value of Common Stock on the date of the grant.
Options granted under the 1995 Directors Plan have a term of four years and are exercisable as to one-third of the shares on the first anniversary of the date of grant and as to an additional one-third on each succeeding anniversary of the date of grant. During the last fiscal year, Messrs. Carroll, Wainwright and Grunewald and Ms. Dally were each granted options to purchase 1,000 shares at an exercise price of $29.844 per share. No options will be granted under the 1995 Directors Plan after August 31, 1999.

     Each non-employee director is also eligible to participate in the Company's Shareholder Value Plan for Non-Employee Directors. The plan authorizes the Compensation Committee to grant "award units" to non-employee directors. Each of the units awarded under the plan permits its holder to receive a cash payment if the Company's total shareholder return for a three-year performance period, when expressed as a percentage and compared with the total shareholder return for a comparable index of peer companies such as the S&P Home Furnishing and Appliance Index (the "Index") for that period, falls within a ranking scale between the 50th percentile and the 90th percentile of the companies in the Index. Total shareholder return is defined as the increase in the average trading price of a share of Common Stock during the month in which the three-year performance period ends, divided by the average trading price of a share of Common Stock during the month preceding the first day of the three-year performance period, plus the value of dividends or other distributions with respect to a share of Common Stock during the performance period, and expressed as an annualized rate of return for the performance period.

     The Compensation Committee granted three award units to Messrs. Carroll, Wainright and Grunewald and Ms. Dally for a performance period beginning on September 1, 1998 and ending on August 31, 2001. The Compensation Committee assigned a value of $500 for each award unit if the Company's total shareholder return is at the 50th percentile ranking, a value of $3,000 if total shareholder return is at or greater than the 90th percentile ranking and intermediate values for rankings between the 50th and 90th percentiles. Therefore, if the Company's total shareholder return for the performance period described above equals the 50th percentile of total shareholder return for the Index, the non-employee director will receive a payment of $1,500 (3 X $500) for the three-year performance period. If the Company's percentile ranking is 91, the participant will receive a payment of $9,000 (3 X $3,000). If the Company's percentile ranking is less than 50, no amount will be paid to the non-employee director.

     Before any payment may be made, the Compensation
Committee must certify that the performance goal has been achieved and any other requirements of the plan have been satisfied. No payment will be made until the Compensation
Committee makes the certification.

     Award unit payments will be made as soon as administratively practicable following the last day of the performance period. No payment will be made to a non-employee director if he or she ceases to be a director before the last day of the performance period for any reason other than death, disability or a change of control or liquidation of the Company. If the non-employee director ceases to be a director because of the occurrence of one of the preceding events, the non-employee director will receive a prorated payment.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

     The following table sets forth the compensation for the Company's named executive officers for the Company's last three completed fiscal years. The named executive officers consist of the Chief Executive Officer, the Chairman (who was Chief Executive Officer prior to fiscal year 1998 and who continues to serve as an executive officer of the Company), and the three other most highly compensated executive officers of the Company as of April 30, 1999.



                                            Annual Compensation             Long-Term Compensation
                                    -----------------------------------     ----------------------
                                                                              Awards     Payouts
                                                                            ----------   -------
                                                               Other         Securties
     Name &              Fiscal                                Annual        Underlying  LTIP         All Other
Principal Position        Year       Salary      Bonus     Compensation(1)  Options (#)  Payouts      Compensation
------------------------- ----      --------   --------     ----------       ------      --------     ------------
James J. Gosa             1999      $365,975   $379,500       $29,920        21,000      $135,000 (2) $49,616 (3)
President & Chief         1998       288,269    299,189             -        42,000             -       5,161
Executive Officer         1997       238,504    280,540         3,46         35,000             -       3,951

William F. Brandt, Jr.    1999       200,000    220,000             -        12,000             -       2,990 (4)
Chairman and              1998       208,654    202,840         3,812        25,000             -       4,104
Executive Officer         1997       238,154    242,775             -        45,000             -       4,513

Kent B. Guichard          1999       194,000    198,000        29,920        10,000        72,000 (2)  18,051 (5)
Sr. Vice President,       1998       175,000    170,274         6,100        20,000             -       2,834
Finance & Chief           1997       155,205    157,920             -        20,000             -       2,513
Financial Officer

David L. Blount           1999       189,881    193,250        18,934        10,000        78,000 (2)  29,419 (6)
Sr. Vice President,       1998       180,319    167,789           516        21,000             -       3,161
Manufacturing             1997       169,821    169,764             -        21,000             -       2,947

Philip S. Walter          1999       172,287    175,525        18,000        20,000             -       3,087 (8)
Vice President & General  1998       121,212    171,866 (7)         -        20,000             -      42,371
Manager,  New Business    1997             -          -             -             -             -           -
Development


(1) The amounts disclosed for the 1999 fiscal year represent the value of individual financial consulting services provided to Messrs. Gosa, Guichard, Blount and Walter and tax reimbursements for such services ($18,000, $18,000, $18,000 and $18,000 respectively); and Company-paid spousal travel expenses for Messrs. Gosa, Guichard, and Blount ($2,920, $2,920, and $934, respectively). The amounts disclosed for prior fiscal years represent Company-paid spousal travel expenses.

(2) Amount paid in connection with award units granted to the executive in 1996 under the Shareholder Value Plan for Employees.

(3) Consists of Company contributions to the Investment
 Savings Stock Ownership Plan of $5,159; and Company contributions credited under the Pension Restoration Plan of $44,457.

(4) Consists of Company contributions to the Investment
 Savings Stock Ownership Plan of $2,990.

(5) Consists of Company contributions to the Investment
 Savings Stock Ownership Plan of $3,232; and Company contributions credited under the Pension Restoration Plan of $14,819.

(6) Consists of Company contributions to the Investment
 Savings Stock Ownership Plan of $2,775; and Company contributions credited under the Pension Restoration Plan of $26,644.

(7) Includes a $20,000 signing bonus received by Mr. Walter during fiscal year 1998.

(8) Consists of Company contributions to the Investment Savings Stock Ownership Plan of $850; and $2,237 of imputed interest savings in 1999 with respect to an interest free loan that he received in 1998 for relocation expenses.

               Option Grants in Last Fiscal Year

     The following table sets forth information concerning
options granted to the Company's named executive officers
under the 1996 Stock Option Plan during the fiscal year that ended on April 30, 1999.
                                                                                 Potential Realizable
                                                                                   Value at Assumed
                                                                                 Annual Rates of Stock
                                                                                   Price Appreciation
                                  Individual Grants (1)                             For Option Term(2)
                       ----------------------------------------                 ----------------------
                       Number of    Percent of Total
                       Securities   Options Granted
                       Underlying   to Employees     Exercise
                        Options     in Fiscal Year   or Base        Expiration
Name                   Granted (#)       %          Price ($/Share)    Date        5% ($)     10% ($)
--------------------   -----------  --------------  --------------- ---------     --------  ----------
James J. Gosa            21,000        15.8%          $29.56        5/20/2008     $390,390  $  989,520
William F. Brandt, Jr.   12,000         9.0            29.56        5/20/2008      223,080     565,440
Kent B. Guichard         10,000         7.5            29.56        5/20/2008      185,900     471,200
David L. Blount          10,000         7.5            29.56        5/20/2008      185,900     471,200
Philip S. Walter         20,000        15.0            29.56        5/20/2008      371,800     942,000

___________

(1) The exercise price of each option is 100% of the fair market value of the Common Stock on the date of the option grant. Options are exercisable at a rate of 33% per year beginning on the first anniversary of the date on which the options were granted. The options must be exercised within ten years from the date of grant, at which time the options expire. If the employee's employment is terminated for any reason other than death or disability, the employee has three months to exercise that portion of the option that was exercisable as of the date his or her termination of employment.

(2)  Potential realizable value is calculated using a Black-
  Scholes model with an expected volatility of 0.479, expected dividend yield of 0.80%, expected life in years of 5.5, and an assumed risk-free rate of return of 5.5%.


     Aggregated Option Exercises in Last Fiscal Year and
                Fiscal Year-End Option Values


     The following table summarizes stock options exercised
during the fiscal year ended April 30, 1999 and presents the values of unexercised options held by the Company's named
executive officers at the end of that fiscal year.
                                                Number of
                                               Securities      Value of
                                               Underlying     Unexercised
                                               Unexercised   In-the-Money
                                                 Options        Options
                    Shares                     At FY-End (#)   At FY-End ($)
                   Acquired        Value       Exercisable /   Exercisable /
Name             On Exercise(#) Realized($)    Unexercisable   Unexercisable
---------------  -------------- -----------    -------------   -------------
James J. Gosa             -      $       -       52,333 /      $1,596,590 /
                                                 60,667         1,193,358

William F.                -              -       38,333 /         989,158 /
Brandt, Jr.                                      43,667           877,611


Kent B.               9,000        181,105        9,000 /         225,296 /
Guichard                                         30,000           596,877


David L.                  -              -       30,000 /         909,566 /
Blount                                           31,000           622,252


Philip S.             3,500         49,987        3,167 /          76,200 /
Walter                                           33,333           499,580

    Long-Term Incentive Plan - Awards in Last Fiscal Year

     The following table sets forth information concerning long-term incentives granted to the Company's named executive officers under the Shareholder Value Plan for Employees (the
"Shareholder Value Plan") during the fiscal year ended April
30, 1999.

                        Number of
                        Shareholder
                        Value plan    Performance or       Estimated Future Payouts Under
                        (SVP) Units   Other Period Until    Non-Stock Price-Based Plans
                        Awarded in       Maturation        -------------------------------
Name                    Fiscal Year      or Payout         Threshold    Target    Maximum
--------------          -----------   -----------------    ---------   --------   --------
James J. Gosa   	          59          5/1/98 to 4/30/2001   $25,000    $111,050   $177,000
William F. Brandt, Jr.	    33          5/1/98 to 4/30/2001    16,500      64,350     99,000
Kent B. Guichard           28          5/1/98 to 4/30/2001    14,000      54,600     84,000
David L. Blount            27          5/1/98 to 4/30/2001    13,500      52,650     81,000
Philip S. Walter           25          5/1/98 to 4/30/2001    12,500      48,750     75,000

     Each of the units awarded under the Shareholder Value
Plan permits its holder to receive a cash payment if the Company's total shareholder return for the three-year performance period beginning on May 1, 1998 and ending on April 30, 2001, when expressed as a percentage and compared with the total shareholder return for a comparable index of peer companies such as the S&P Home Furnishing and Appliance Index (the "Index") for that period, falls within a ranking scale between the 50th percentile and the 90th percentile of the companies in the Index. Total shareholder return is defined as the increase in the average trading price of a share of Common Stock during the month in which ends the three-year performance period, divided by the average trading price of a share of Common Stock during the month preceding the first day of the three-year performance period, plus the value of dividends or other distributions with respect to a share of Common Stock during the performance period, and expressed as an annualized rate of return for the performance period.

     The Compensation Committee has assigned a value of $500 for each award unit if the Company's total shareholder return is at the 50th percentile ranking, a value of $3,000 if total shareholder return is at or greater than the 90th percentile ranking and intermediate values for rankings between the 50th and 90th percentiles. Therefore, if a participant has 50 award units and the Company's total shareholder return equals the 50th percentile of total shareholder return for the Index, the participant will receive incentive compensation of $25,000 (50 X $500) for the three-year performance period. If the Company's percentile ranking is 91, the participant will receive incentive compensation of $150,000 (50 X $3,000). If the Company's percentile ranking is less than 50, no incentive compensation will be paid to the participant.

     Before any payment may be made, the Compensation Committee must certify that the performance goal has been achieved and any other requirements of the plan have been satisfied. No payment will be made until the Compensation Committee makes that certification. The maximum aggregate amount that a participant in the Shareholder Value Plan may be paid with respect to the award units listed in the table above is $750,000.

     Award unit payments will be made as soon as administratively practicable following the last day of the performance period. No payments will be made to a participant if the participant's employment terminates before the last day of the performance period for any reason other than death, disability, retirement or the sale or other disposition of the business unit in which the participant is employed. If termination of employment occurs because of the occurrence of one of the preceding events, the participant will receive a prorated payment.

Pension Plan

     The Company maintains a non-contributory defined benefit pension plan. The plan covers substantially all employees who are compensated on the basis of a salary and/or a commission, and who meet certain age and service requirements. Funding is determined on an actuarial basis. Benefits are based on a percentage of a participant's average compensation, including bonuses, for the five calendar years in the ten calendar years prior to the participant's retirement that produce the highest average compensation, and the participant's years of credited service. The plan is a continuation of a pension plan that was in effect for former employees of Boise Cascade Corporation. If an employee was a participant in the Boise Cascade plan, his or her benefit under the Company's plan cannot be less than the benefit he or she would have received under the Boise Cascade plan. The employee's benefit will be based upon his or her credited service under both the Boise Cascade plan and the Company's plan. If an employee has seven or more years of credited service under the Boise Cascade plan, part of his or her benefit will be provided by the Boise Cascade plan. The Company's plan will provide the rest of the total benefit.

     The following table illustrates the estimated annual benefits that would be paid on a straight life annuity basis to a participant in the plan who retired at the plan's normal retirement date (age 65) for various levels of compensation and years of credited service.


                         Years of Credited Service
 Final Average
     Annual
  Compensation        10         20        30         40
  ------------        --         --        --         --
    $200,000      $  25,000  $ 50,000  $  75,000  $100,000
     300,000         37,500    75,000    112,500   150,000
     400,000         50,000   100,000    150,000   200,000
     500,000         62,500   125,000    187,500   250,000
     600,000         75,000   150,000    225,000   300,000
     700,000         87,500   175,000    262,500   350,000
     800,000        100,000   200,000    300,000   400,000
     900,000        112,500   225,000    337,500   450,000

     As of April 30, 1999, the credited years of service for Messrs. Gosa, Brandt, Blount, Guichard and Walter were 7, 28, 22, 5, and 1, respectively. For determining benefits under the plan, covered compensation for each of these individuals is approximately equal to the amount shown in the Summary Compensation Table under the headings "Salary", "Bonus", and "LTIP Payouts."

   The Internal Revenue Code limits the total amount of compensation that can be taken into account in computing benefits under the plan, as well as the maximum amount of retirement benefits that may be paid under the plan. These limits are indexed each year, so that the ultimate amount of benefit actually paid will depend on the year of retirement. For calendar year 1999, the maximum annual compensation that may be taken into account is $160,000, and the maximum annual benefit that may be paid in the form of a single life annuity is $130,000.


            REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is responsible for the establishment of policies and procedures governing executive compensation. The Committee is comprised entirely of non-employee directors.

     The Compensation Committee periodically performs a comprehensive review of executive compensation with the assistance of independent compensation consultants. This report summarizes the Committee's executive compensation philosophy and policies for the Company's last completed fiscal year.


Compensation Philosophy

     The Company's executive compensation program is designed to assist in attracting, motivating, and retaining qualified senior management. The fundamental objective of the compensation program is to support the achievement of the Company's business objectives and, thereby, the creation of long-term shareholder value. To this end, the Company's philosophy is that executive compensation policies should be designed to achieve the following objectives:

     * Align the interests of executive management with those of the Company's shareholders by providing a significant portion of total compensation in Common Stock or other instruments which derive value in a manner consistent with the return to shareholders;

     * Provide an incentive to executive management by linking a meaningful portion of compensation to the achievement of specific desired results; and

     * Enable the Company to attract and retain key executives whose skills and capabilities are needed for the continued growth and success of the Company by offering competitive total compensation.

     The Compensation Committee believes that total return to the shareholder should be a major determinant of long-term executive compensation. While a significant portion of compensation may fluctuate with annual results, the total program is structured to emphasize long-term performance and sustained growth in shareholder value.

     The Compensation Committee believes that base salaries and target incentive compensation for executive management should approximate the averages found in publicly traded peer companies. The Committee further believes that a substantial portion of target compensation should be based on Company and individual performance. Actual incentive compensation, therefore, should include elements that result in significant variability based on Company and individual executive performance. Executive management should have an opportunity for superior compensation with superior results. While overall Company performance is emphasized in an effort to encourage and reward teamwork, individual compensation should include some elements which reflect individual responsibilities and contribution. At risk, performance-based compensation averaged approximately 53% of total annual cash compensation paid to the executive group during the fiscal year ended April 30, 1999.

     The Compensation Committee also believes executives should have a substantial equity ownership position to provide long-term incentives which closely link executive compensation to the Company's long-term performance and return to shareholders. Such ownership may be accomplished through direct ownership of shares of Common Stock, awards of options to acquire Common Stock and other awards based on the performance of Common Stock.

Competitive Positioning

     The Compensation Committee regularly reviews executive compensation levels to ensure that the Company will be able to attract and retain the caliber of executives needed to effectively operate the Company and that the pay for executives is reasonable and appropriate relative to current market practice. In making these evaluations, the Compensation Committee annually reviews the results of surveys of executive salary and incentive levels among peer companies and other durable goods manufacturers of similar size. In addition, the Compensation Committee periodically undertakes an analysis of salaries, annual bonuses and long-term incentives with the assistance of independent compensation consulting firms. During the 1999 fiscal year, the Committee retained the services of two independent consultants to evaluate and make recommendations regarding executive compensation. Based on the reports from the consultants, the Committee did not make any material changes to the compensation plan design.

Components of Executive Compensation

     The principal components of the Company's executive compensation program include base salary, annual cash bonus, long-term incentives and benefits.

     Base Salary. Base salaries for all executives have been competitively established based on salaries paid for like positions in comparable companies. The companies used for comparison of base salaries are not the same companies used in the Performance Graph section of this proxy statement because the Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that are included in the peer group used to compare shareholder returns. These salaries are reviewed annually to assure continued competitiveness and are adjusted when necessary. Based on national surveys available to the Compensation Committee and information provided by an independent consultant, the Compensation Committee believes that executive management, as a group, is paid at the average market rate. As is the case with the Company's overall compensation policies for salaried employees, adjustments to executive base salaries result from a demonstrated increase in skills or from market-driven changes in comparable positions.

     Annual Cash Bonus. The purpose of the Company's annual incentive program is to provide a direct monetary incentive to executives in the form of an annual cash bonus which is tied to the achievement of measurable, predetermined performance objectives. The annual incentive bonus reflects overall Company financial performance and, for certain executives, an individual's contribution to that performance. All executive officers are eligible for an annual bonus, with a maximum potential of 100% or 110% of base pay. Senior Vice Presidents of the Company were eligible for 100% of base pay during the 1999 fiscal year, with the following components used in determining bonus payout: net income (70% of base pay) and individual performance (30% of base pay). The Chief Executive Officer, and the Chairman were eligible for 110% of base pay during the 1999 fiscal year, based entirely on net income. No annual incentives are paid below certain predetermined levels of minimal performance.

     Long-term Incentives. Long-term incentive compensation involves the use of two types of stock-based instruments: stock options and shareholder value units. Both types of incentives are intended to focus the attention of executives on the achievement of the Company's long-term performance objectives, to align executive management's interests with those of shareholders and, in the case of stock options, to facilitate executives' accumulations of sustained ownership of Company stock. The levels of award opportunities, as combined under both instruments, are intended to be consistent with typical levels of comparable companies and to reflect an individual's level of responsibility and performance. The companies used for comparison of long-term incentives are not the same companies used in the Performance Graph section of this proxy statement because the Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that are included in the peer group used to compare shareholder returns.

     Stock options, as awarded under the 1996 Stock Option Plan, give executives the opportunity to purchase Common Stock for a term not to exceed ten years and at a price of no less than the fair market value of the Common Stock on the date of grant. Executives benefit from stock options only to the extent the stock price appreciates after the grant of the option. More information concerning option grants made to the named executive officers during the 1999 fiscal year may be found under the heading "Option Grants in Last Fiscal Year" contained in this proxy statement.

     Shareholder value units, as awarded under the Shareholder Value Plan for Employees, give executives the opportunity to receive incentive cash payments based on the comparative total return to the shareholders of the Company versus the total returns for a comparable index of peer companies such as the S&P Home Furnishing and Appliance Index (the "Index"). Executives may be eligible for cash incentives if the Company provides a total return to shareholders above the 50th percentile of this group of companies over a three-year period. Additional information concerning Shareholder Value Unit awards may be found under the heading "Long-Term Incentive Plan - Awards in Last Fiscal Year" contained in this proxy statement.

     Benefits. Benefit programs for executives are designed to provide protection against financial catastrophe that can result from illness, disability or death. Benefits offered to senior executives are those offered to all employees.

     The Company maintains a pension plan for all salaried employees, as described under the heading "Pension Plan". The Company has also adopted a Pension Restoration Plan. The purpose of this Plan is to restore the level of benefit as defined in the Company's Pension Plan that are reduced due to limitations required by the Internal Revenue Service Code.
The Plan is a non-qualified, non-contributory plan for a select group of highly compensated employees who are selected as defined by the Compensation Committee. Each plan participant has an account under the plan to which the Compensation Committee may, in its discretion, credit Company contributions. The amount credited to the accounts of those named executive officers who participated in the plan in 1999 are listed under the heading "Summary Compensation Table."
The obligation of the Company to make payments under this Plan is an unsecured promise and any property of the Company set aside for the payment of benefits remains subject to the claims of creditors in the event of the Company's insolvency until such benefits are distributed to the Plan participants under the provisions of the Plan.

Compensation of the Chief Executive Officer

     The total compensation for the Chief Executive Officer in fiscal 1999 was established in accordance with the policies discussed above in this report. As reported in the Summary Compensation Table, Mr. Gosa's base salary increased by 27.0% during the fiscal year based on Mr. Gosa's performance in fulfilling his responsibilities as President and Chief Executive Officer and on the Committee's assessment of comparable positions in similar companies. Mr. Gosa received an annual cash bonus according to the plan based on the achievement of certain net income targets. Mr. Gosa's stock option award and stock value unit grants were consistent with the Company's compensation philosophy, and the target value for these incentives is comparable to like positions at similar companies, as determined by an independent compensation consultant. The companies used for these comparisons are not the same companies used in the Performance Graph section of this proxy statement because the Compensation Committee believes that the Company's most direct competitors for chief executive officer talent are not necessarily all of the companies that are included in the peer group used to compare shareholder returns.


Compliance with Section 162(m) of the Internal Revenue Code

     The Company is subject to Section 162(m) of the Internal Revenue Code, which imposes a $1 million limit on the amount of compensation that may be deducted by the Company for a taxable year with respect to each of the Chief Executive Officer and the four most highly compensated executive officers of the Company. Performance-based compensation that meets certain requirements is not subject to the deduction limit. The Committee has reviewed the impact of Section 162(m) on the Company and believes that it is unlikely that the compensation paid to Mr. Gosa or any of the other named executive officers during the current fiscal year will exceed the limit. Furthermore, the 1996 Stock Option Plan and the Shareholder Value Plan for Employees are generally designed to comply with the requirements of the performance-based compensation exception from the $1 million limit.

     The Committee will continue to monitor the impact of the
Section 162(m) limit on the Company and to assess alternatives for avoiding any loss of tax deductions in future fiscal years.

                                  Martha M. Dally, Chairperson
                                             Fred S. Grunewald
                                         C. Anthony Wainwright

PERFORMANCE GRAPH

     Set forth below is a graph comparing the five-year cumulative total shareholder return from investing $100 on May
1, 1994 in American Woodmark Corporation Common Stock, the S&P
500 Index, and the S&P Home Furnishings and Appliance Index:


Source                    1994    1995    1996    1997    1998    1999
-------------------      ------  ------  ------  ------  ------  ------
American Woodmark        $100.0  $100.0  $ 85.6  $224.4  $537.8  $684.4

S&P 500                   100.0   114.2   145.1   177.7   246.6   296.1

S&P Home Furnishings      100.0    90.2   104.4    94.5    171.7  191.4
  and Appliance Index

                      CERTAIN TRANSACTIONS

     The Company leases its headquarters from Amwood Associates, a partnership including Mr. Brandt and Ms. Stout. The lease commenced on March 18, 1986 and has a remaining term ending March 17, 2001, at which time it may be canceled by either party. Current rental payments are $32,455 per month and are subject to annual increases, not to exceed 7%, based on changes in the Consumer Price Index. During the fiscal year ended April 30, 1999, the Company made payments under the lease in the amount of $386,000. The rent under the lease was established by an independent appraisal and is on terms that the Company believes are at least as favorable to the Company as those that could be obtained from unaffiliated third parties.

            ITEM 2 - RATIFICATION OF SELECTION OF
               INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young LLP as independent certified public accountants to audit the Financial Statements of the Company for fiscal year 2000, and has directed a vote of shareholders to be taken to ascertain their approval or disapproval of that selection. If the shareholders do not ratify the selection of Ernst & Young LLP, the Board of Directors will reconsider the selection of independent public accountants.

     Representatives of Ernst & Young LLP will be present at the Company's Annual Meeting. Such representatives will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS
INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2000.

         ITEM 3 - FIRST AMENDMENT TO THE SHAREHOLDER
                  VALUE PLAN FOR EMPLOYEES

     Subject to shareholder approval, the Board of Directors has approved the First Amendment to the Shareholder Value Plan for Employees (the "Shareholder Value Plan"). This summary of the First Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached to this proxy statement as Appendix A. Terms used and not otherwise defined in this summary have the meaning set forth in the Shareholder Value Plan.

     Currently, under the Shareholder Value Plan, certain executives have the opportunity to receive incentive cash payments based on the comparative total return to the shareholders of the Company versus the total returns of those companies included in the S&P Home Furnishings and Appliance Index. The First Amendment changes the Shareholder Value Plan so that incentive cash payments may be based on the comparative total return to the shareholders of the Company versus the total returns of those companies included in: (i) the S&P Home Furnishings and Appliance Index, (ii) the Russell 2000 Indexr, or (iii) any other similar nationally recognized index which the Committee determines constitutes a comparable group of companies with the Company. The Russell 2000 Index is one of the better known indices used to measure the performance of U.S. small company stocks. The index is created by Frank Russell Company and is comprised of the 3,000 largest U.S. companies (as determined by market capitalization), minus the 1,000 largest companies. The Board of Directors believes that the Russell 2000 Index is an accurate benchmark for measuring the Company's performance. In addition, the Board of Directors believes that if circumstances change, the Amendment will give the Company the flexibility to change from the S&P Home Furnishings and Appliance Index or the Russell 2000 Index to an index that more appropriately measures the Company's performance at a future date.

     Approval of the First Amendment requires the affirmative vote of the holders of a majority of the shares of common stock voting at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
FIRST AMENDMENT TO THE SHAREHOLDER VALUE PLAN FOR EMPLOYEES
(ITEM 3 ON YOUR PROXY CARD).



        ITEM 4 - 1999 STOCK OPTION PLAN FOR EMPLOYEES

Introduction

     Subject to shareholder approval, the Board of Directors has approved the American Woodmark Corporation 1999 Stock Option Plan for Employees (the "Plan"). This summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this proxy statement as Appendix B. Terms used and not otherwise defined in this summary have the meaning set forth in the Plan.

     The Plan is designed to give the Company a competitive advantage in attracting, retaining and motivating employees. The Plan links employee incentives to the financial results of the Company and increases in shareholder value, consistent with the compensation philosophy described in the Report of the Compensation Committee and the Compensation Committee's option grant practices under the 1996 Stock Option Plan.

     As of June 28, 1999 only 51,931 shares of Common Stock remain available under the 1996 Stock Option Plan for allocation to Stock Options under that plan. The Company wishes to adopt this Plan so that it may continue to award Options to selected employees in future years. Finally, the Plan permits the Company to maximize its tax deduction for incentive compensation paid to its most highly paid officers under Section 162(m) of the Code.

General

     A total of 1,000,000 authorized, but unissued, shares of Company Stock are reserved for issuance under the Plan. Shares of Company Stock allocated to Options, or portions of Options, that expire, are forfeited or otherwise terminate unexercised may again be made subject to an Option under the Plan. The Committee may condition grants of Options to a Participant on the surrender by the Participant of Options previously granted to him. No more than 100,000 shares of Company Stock may be allocated to the Options that are granted to a Participant in any single Taxable Year.

     Adjustments will be made in the number and kind of shares of stock or Company securities which may be issued under the Plan in the event of a stock dividend, stock split, recapitalization, merger or similar change in the outstanding shares of Company Stock or the creation or issuance to shareholders generally of rights, options or warrants for the purchase of Company Stock or preferred stock. Similar adjustments may be made to the 100,000 share limit described above, the exercise price of Options, and the terms of any stock option agreement.

     The Company Stock is listed on the Nasdaq National
Market.  On June 28, 1999, the closing price of the Company
Stock was $35.50.

Eligibility

     All present and future employees of the Company or a Subsidiary whom the Committee determines to have contributed or who can be expected to contribute significantly to the Company or Subsidiary are eligible to be granted Options under the Plan. The Company estimates that it has approximately fifty employees who would currently be eligible to receive Options under the Plan (six of whom are executive officers).

Administration

     The 1999 Plan will be administered by the Compensation Committee or a subcommittee of the Compensation Committee.
The Committee has the power and complete discretion to select eligible employees to receive Options, and to determine the type, terms and conditions of the Options. The Committee may delegate to the Chief Executive Officer the power to select which employees will receive Options, the type of Options, the time when Options are granted, the number of shares of Company Stock allocated to Options and the terms of Options, except to the extent that such a delegation would prevent compliance with Rule 16b-3, Section 162(m) of the Code or any other provisions of the Code, or other applicable law or regulation. Actions taken by the Chief Executive Officer pursuant to such a delegation must be ratified by the Committee.

Stock Options

     Options to purchase shares of Company Stock granted under the Plan may only be Non-statutory Stock Options. Non-statutory Stock Options do not qualify for favorable income tax treatment under section 422 of the Code. The purchase price of Company Stock covered by a Non-statutory Option may not be less than 100% of Fair Market Value of such shares on the Date of Grant of the Option.

     Options may only be exercised at such times as may be specified by the Committee in the option agreement. The Committee may grant options with a provision that an Option that is not otherwise exercisable will become exercisable upon a Change of Control.

     A Participant exercising an Option may pay the purchase price in cash or, if the option agreement so permits, by delivering Mature Shares or causing to be withheld from the Option, shares of Company Stock (valued in each case at their Fair Market Value). The Committee may also permit a Participant to exercise his or her Option by delivering an exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds from the Option shares to pay the purchase price. The Committee may also provide in the Option that an employee who exercises an Option by delivering Mature Shares will be automatically granted a new Replacement Option equal in amount to the number of shares delivered to exercise the Option, including any Mature Shares that are delivered by the Participant or any shares of Company Stock that are withheld by the Company to pay Applicable Withholding Taxes. The Replacement Option will have an exercise price equal to the Fair Market Value of Company stock on the date of delivery of shares to exercise the original Option and will otherwise have the same terms as the original Option. The Replacement Option will not have a Replacement Feature.

Nontransferability of Options

     In general, Options, by their terms, are not transferable by the Participant except by will or by the laws of descent and distribution. Options are exercisable, during the Participant's lifetime, only by the Participant or by his guardian or legal representative.


Term; Modification of the Plan

     The Plan was approved by the Board of Directors on May 18, 1999, contingent on shareholder approval of the Plan and meeting federal or state securities law requirements. Participants cannot exercise Options that may be granted under the Plan until such conditions are met. Unless the Board of Directors sooner terminates it, the Plan will terminate on August 23, 2009. No Options may be granted under the Plan after it terminates.

     The Board may amend or terminate the Plan as it deems advisable. However, if and to the extent required by the Code, shareholders must approve amendments that would (i) increase the number of shares of Company Stock that are reserved and available for issuance under the Plan, (ii) materially change the requirements for eligibility to participate in the Plan, or (iii) materially increase the benefits that eligible employees may receive under the Plan. The Board may amend the Plan as necessary and without shareholder approval to ensure that the Plan continues to comply with Rule 16b-3 or to meet the requirements of the Code and applicable regulations. In addition, the Board may amend the Plan or any Options granted under the Plan if the Company is involved in a merger or other transaction that the Company intends to treat as a "pooling of interest" for financial accounting purposes and the Company's independent auditors determine that the terms of the Plan or an Option would preclude such accounting treatment unless amended.

Federal Income Tax Consequences

     A Participant generally will not incur federal income tax when he or she is granted a Non-statutory Stock Option. Upon exercise of a Non-statutory Stock Option, the Participant will be treated, in most circumstances, as having received ordinary income equal to the difference between the Fair Market Value of the Company Stock on the date of the exercise and the exercise price. This income is subject to income tax withholding by the Company.

     The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of a Non-statutory Stock Option recognizes ordinary income. As stated above, this usually occurs upon exercise of the Non-statutory Stock Option. There also may be circumstances when a deduction is not allowed for certain transfers of Company Stock or payments to Participants upon the exercise of a Non-statutory Stock Option that has been accelerated as a result of a Change of Control.

     Section 162(m) of the Code imposes a $1,000,000 limit on the amount of the annual compensation deduction allowable to a publicly-held company with respect to its chief executive officer and each of its other four most highly compensated officers. An exception to this limit is provided for performance-based compensation if certain requirements are met. The Plan permits the Committee to grant Non-statutory Stock Options that will qualify for this exception from the deduction limit.

     This summary of Federal income tax consequences of Non-statutory Stock Options does not purport to be complete.
There may also be state and local income taxes and foreign taxes applicable to these transactions.

Vote Required

     Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Company Stock voting at the annual meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
APPROVAL OF THE 1999 STOCK OPTION PLAN FOR EMPLOYEES (ITEM 4
ON YOUR PROXY CARD).

                       OTHER BUSINESS

     If any other business properly comes before the Annual
Meeting, your proxy may be voted by the persons named in it in such manner, as they deem proper.

     At this time, management does not know of any other business which will be presented at the Annual Meeting.

PROPOSALS BY SHAREHOLDERS FOR PRESENTATION AT 2000 ANNUAL MEETING

     Any shareholder desiring to present a proposal to the shareholders at the 2000 Annual Meeting and who desires that such proposal be included in the Company's proxy statement and proxy card relating to that meeting, must transmit such to the Secretary of the Company so that it is received at the Company's principal executive offices on or before March 21, 2000. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations. With respect to shareholder proposals that are not included in the proxy statement for the 2000 Annual Meeting, the persons named in the proxy solicited by the Company's Board of Directors for the 2000 Annual Meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, including with respect to proposals received by the Company after June 4, 2000.


                                     By Order of the Board of
                                     Directors


                                     Kent B. Guichard
                                     Secretary
July 19, 1999

APPENDIX A

                   FIRST AMENDMENT TO THE
                AMERICAN WOODMARK CORPORATION
            SHAREHOLDER VALUE PLAN FOR EMPLOYEES



     FIRST AMENDMENT, dated as of June 29, 1999, to the American Woodmark Corporation Shareholder Value Plan for Employees (the "Plan") by American Woodmark Corporation (the "Employer"). The Employer maintains the Plan adopted on May 14, 1996. The Employer has the power to amend the Plan and now wishes to do so.

     NOW, THEREFORE, the Plan is amended as follows:

     I. Effective May 1, 1999, Section 2(i) shall be amended as follows:
          (i) "Comparison Group" means, as designated by the Committee in its sole discretion, the publicly traded corporations that are included in either: (i) the S&P Home Furnishings and Appliance Index of companies, (ii) the Russell 2000 Index, or
               (iii) any other similar nationally recognized index which the Committee determines constitutes a comparable group of companies, with the Company.

     II. In all respects not amended, the Plan is hereby ratified and confirmed.

APPENDIX B

                AMERICAN WOODMARK CORPORATION
            1999 STOCK OPTION PLAN FOR EMPLOYEES


1.  Purpose.   The purpose of this 1999 Stock Option Plan For
Employees (the "Plan") is to further the long-term stability and financial success of American Woodmark Corporation (the "Company") by attracting and retaining employees through the use of stock options. It is believed that ownership of Company Stock will stimulate the efforts of those employees upon whose judgment and interests the Company and its Subsidiaries are and will be largely dependent for the successful conduct of its business. It is also believed that the stock options granted to such employees under this Plan will strengthen their desire to remain employed with the Company and its Subsidiaries and will further the identification of those employees' interests with those of the Company and its Subsidiaries. The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3.

2.  Definitions.   As used in the Plan, the following terms
have the meanings indicated:

  (a) "Act" means the Securities Exchange Act of 1934, as amended.

  (b) "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that the Company or appropriate Subsidiary is required to withhold in connection with the exercise of any Option.

  (c) "Board" means the Board of Directors of the Company.

  (d) "Change of Control" means the occurrence of any of the following events: (i) The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Act) of 50% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term "unrelated person" means any person other than (x) the Company and its Subsidiaries, (y) an employee benefit plan or trust of the Company or its Subsidiaries, and (z) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition, unless the acquisition results in a Change of Control pursuant to subsection (ii) below. For purposes of this subsection, a "person" means an individual, entity or group, as that term is used for purposes of the Act.
      (ii) Any tender or exchange offer, merger or other business combination, sale of assets or any combination of the foregoing transactions, and the Company is not the surviving corporation.
     (iii)    A liquidation of the Company.

  (e) "Code" means the Internal Revenue Code of 1986, as amended.

  (f) "Committee" means the Compensation Committee of the Board, provided that, if any member of the Compensation Committee does not or would not qualify as both an outside director for purposes of Code section 162(m) and a non-employee director for purposes of Rule 16b-3, the Board shall designate the remaining members of the Compensation Committee (but not less than two members) as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

  (g) "Company" means American Woodmark Corporation.

  (h) "Company Stock" means common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 11), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

  (i) "Date of Grant" means the date on which the Committee grants an Option.

  (j) "Disability" or "Disabled" shall mean permanent and total disability, unless otherwise defined in an option agreement. The Committee shall determine whether a Disability exists and such determination shall be conclusive.

  (k) "Fair Market Value" means (i) if the Company Stock is traded on an exchange, the mean of the highest and lowest registered sales prices of the Company Stock on that date on the exchange on which the Company Stock generally has the greatest trading volume, (ii) if the Company Stock is traded in the over-the-counter market, the mean between the high and low prices on that date as reported on the Nasdaq National Market or, (iii) if neither of the foregoing is applicable, a value determined by the Committee in good faith. Fair Market Value shall be determined as of the applicable date specified in the Plan or, if there are no trades on such date, then for purposes of subparagraphs (i) and (ii) above the value shall be determined as of the last preceding day on which the Company Stock is traded.

  (l) "Mature Shares" means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

  (m) "Non-statutory Stock Option" means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an incentive stock option and is so designated.

  (n) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

  (o) "Participant" means any employee of the Company or a Subsidiary who receives an Option under the Plan.

  (p) "Replacement Feature" means a feature of an Option, as described in the Participant's stock option agreement, that provides for the automatic grant of a Replacement Option in accordance with the provisions of Section 7(e).

  (q) "Replacement Option" means an Option granted to a Participant equal to the number of Mature Shares of already owned Company Stock that are delivered by the Participant to exercise an Option, including any Mature Shares that are delivered by the Participant or any shares of Company Stock that are withheld by the Company to pay Applicable Withholding Taxes, as described in Section 7(e).

  (r) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

  (s) "Subsidiary" means any corporation of which the Company owns at least 50 percent of the combined voting power of all classes of stock or which is in a chain of corporations with the Company in which stock possessing at least 50% of the combined voting power of all classes of stock is owned by one or more corporations in the chain.

  (t) "Taxable Year" means the fiscal period used by the Company for reporting taxes on income under the Code.

3. General. Only Non-statutory Stock Options may be granted under the Plan.

4. Stock. Subject to Section 11 of the Plan, there shall be reserved for issuance under the Plan one million (1,000,000) shares of Company Stock, which shall be authorized, but unissued shares. Shares allocable to Options, or portions thereof granted under the Plan that expire, are forfeited, or otherwise terminate unexercised may again be subjected to an Option under the Plan. The Committee is expressly authorized to grant Options to a Participant conditioned upon the surrender for cancellation of Options previously granted to such Participant. However, without prior shareholder approval, the Committee is expressly prohibited from granting a new Option if the exercise price of the new Option is less than the exercise price of the Option being surrendered for cancellation. No more than 100,000 shares of Company Stock may be allocated to the Options that are granted to any individual Participant during any single Taxable Year.

5.  Eligibility.

  (a) All present and future employees of the Company or a Subsidiary (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to the Company or a Subsidiary shall be eligible to receive Options under the Plan. The Committee shall have the power and complete discretion, as provided in Section 12, to select eligible employees to receive Options and to determine for each employee the terms and conditions of each Option.

  (b) The grant of an Option shall not obligate the Company or any Subsidiary to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

6.  Stock Options.

  (a) The Committee may make grants of Options to eligible employees. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement. The Committee may delegate to the Chief Executive Officer of the Company the authority to select eligible employees to receive Options, to determine the time or times at which Options will be awarded to eligible employees and to determine the terms and conditions of such Options, except to the extent that such a delegation would prevent compliance with Rule 16b-3, Code section 162(m) or any other section of the Code, or other applicable law or regulation. Actions taken by the Chief Executive Officer pursuant to such a delegation of authority shall be subject to ratification by the Committee.

  (b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market
Value of such shares on the Date of Grant.

  (c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding Change of Control as the Committee deems appropriate.

  (d) The Committee may, in its discretion, grant Options containing a Replacement Feature as described in Section 7(e) and may amend previously granted Non-statutory Stock Options to provide such a Replacement Feature.

7.  Method of Exercise of Options.

  (a) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, (ii) cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, or (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option, Applicable Withholding Taxes.

  (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

  (c) Each Participant shall agree as a condition of the exercise of an Option to pay to the Company or appropriate Subsidiary, or make arrangements satisfactory to the Company or appropriate Subsidiary regarding the payment to the Company or appropriate Subsidiary of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company or appropriate Subsidiary have been made, no stock certificate shall be issued upon the exercise of an Option.

  (d) As an alternative to making a cash payment to the Company or appropriate Subsidiary to satisfy Applicable Withholding Taxes, if the Participant's option agreement so provides, the Participant may elect to (i) deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Company or appropriate Subsidiary retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

  (e) If a Participant exercises an Option that has a Replacement Feature by delivering Mature Shares of Company Stock, the Participant shall automatically be granted a Replacement Option. The Replacement Option shall be subject to the following provisions: i) the Replacement Option shall cover the number of shares of Company Stock delivered by the

Participant to exercise the Option, including any Mature Shares that are delivered by the participant or any shares of Company Stock that are withheld by the Company to pay Applicable Withholding Taxes,; (ii) the Replacement Option will not have a Replacement Feature; (iii) the exercise price of shares of Company Stock covered by a Replacement Option shall be not less than 100% of the Fair Market Value of such shares on the date the Participant delivers Mature Shares of Company Stock to exercise the Option; and (iv) The Replacement Option shall be subject to the same terms as the Option to which it relates, including restrictions on exercisability as those imposed on the underlying Option and such other restrictions as the Committee deems appropriate.

8.  Effective Date of the Plan.   The effective date of the
Plan is August 24, 1999. The Plan shall be submitted to the shareholders of the Company for approval. Until (i) the Plan has been approved by Company's shareholders, and (ii) the requirements of any applicable Federal or State securities laws have been met, no Option granted under the Plan shall be exercisable.

9. Nontransferability of Options. In general, Options, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution. Options shall be exercisable, during the Participant's lifetime, only by the Participant or by his guardian or legal representative.

10.   Termination, Modification, Change.

  (a) If not sooner terminated by the Board, this Plan shall terminate at the close of business on August 23, 2009. No Options shall be granted under the Plan after its termination. The Board may amend or terminate the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Options granted under the Plan (except pursuant to Section 11), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Options with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and to cause the Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Option previously granted to him or her.

  (b) Notwithstanding the provisions of subsection (a) above, this subsection (b) will apply if the Company is involved in any merger or similar transaction that the Company intends to treat as a "pooling of interest" for financial reporting purposes. In such a case, the Committee may amend the terms of any Option or of the Plan to the extent that the Company's independent accountants determine that such terms would preclude the use of "pooling of interest" accounting. The authority of the Committee to amend the terms of any Option or of the Plan includes, without limitation, the right (i) to rescind or suspend any terms that are contingent on a Change in Control, such as the acceleration of vesting or provisions for special payments to an optionee or participant; (ii) to modify Options to comply with prior practices of the Company as to terms of Options; (iii) to provide for payment to the optionee of Common Stock or stock of the other party to the transaction equal to the fair value of the Option; and (iv) to suspend any provisions for payment of an Option in cash. The authority of the Committee under this section may be exercised in the Committee's sole and complete discretion.

11. Change in Capital Structure.

  (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price, the terms of stock option agreements and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

  (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Options as the Committee deems appropriate.

  (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

12.  Administration of the Plan.

  (a) Subject to the provisions of Rule 16b-3, the Plan shall be administered by the Committee. The Committee shall have general authority to impose any limitation or condition upon an Option the Committee deems appropriate to achieve the objectives of the Option and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the power and complete discretion to determine: (i) which eligible employees shall receive Options and the time or times when Options shall be granted, (ii) whether all or any part of an Option shall be accelerated upon a Change of Control, (iii) the number of shares of Company Stock to be covered by each Option, (iv) whether an Option shall become vested over a period of time and when it shall be fully vested, (v) when Options may be exercised, (vi) whether a Disability exists, (vii) the manner in which payment will be made upon the exercise of Options or Stock, (viii) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted, (ix) whether to authorize a Participant (A) to deliver Mature Shares to satisfy Applicable Withholding Taxes or (B) to have the Company or appropriate Subsidiary withhold from the shares to be issued upon the exercise of an Option the number of shares necessary to satisfy Applicable Withholding Taxes, (x) notice provisions relating to the sale of Company Stock acquired under the Plan, (xi) the extent to which information shall be provided to Participants about available tax elections, (xii) whether Options will be granted with Replacement Features and (xiii) any additional requirements relating to Options that the Committee deems appropriate. The Committee shall have the power to amend the terms of previously granted Options that were granted by that Committee so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Option.

  (b) The Committee may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Employer, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

  (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

13.  Notice.   All notices and other communications required
or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows
(a) if to the Company - at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

14. Interpretation. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.

[DESCRIPTION]   American Woodmark Corporation logo is shown here.

[DESCRIPTION]   Proxy Card

	AMERICAN WOODMARK CORPORATION
	PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
	ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 24, 1999

The undersigned hereby appoints Martha M. Dally and Daniel T. Carroll (each with power to act alone and with power of substitution) as proxies, and hereby authorizes them to represent and vote, as directed on the reverse side, all the shares of Common Stock of American Woodmark Corporation held of record by the undersigned on June 28, 1999, at the annual meeting of shareholders to be held on August 24, 1999, and any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

(Continued and to be signed on the other side)

Please date, sign and mail your
proxy card back as soon as possible!

ANNUAL MEETING OF SHAREHOLDERS
AMERICAN WOODMARK CORPORATION

AUGUST 24, 1999






  Please Detach and Mail in the Envelope Provided



A    X     Please mark your votes as indicated in this example


1.  ELECTION OF DIRECTORS			NOMINEES:  William F. Brandt, Jr.
FOR all nominees       WITHHOLD		      C. Anthony Wainwright
listed to the          AUTHORITY		     Martha M. Dally
right (except as       to vote for 		  James J. Gosa
indicated hereon)	     all nominees		  Daniel T. Carroll
         		            listed to the   Fred S. Grunewald
 			                   right			        Kent B. Guichard
                               	       Albert L. Prillaman
                                       Kent J. Hussey

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the line provided below.)




2. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP as independent certified public accountants of the Company.

               FOR             AGAINST             ABSTAIN

3.	To consider and vote upon the First Amendment to the Company's
      Shareholder Value Plan for Employees.

4.	To consider and vote upon the Company's 1999 Stock Option Plan for
      Employees.

5. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.


Please date, sign and return this Proxy in the enclosed envelope.

---------------------  -----------------------------Date ------------, 1999
Signature              Signature

Note: Please sign exactly as name appears above. Executors, trustees, etc., should so indicate when signing. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in partnership name by authorized person.